Exhibit 10.17.5

AMENDMENT TO IMPLEMENT HARDSHIP DISTRIBUTION PROVISIONS OF THE BIPARTISAN BUDGET ACT OF 2018

ARTICLE I PREAMBLE

1.1

Adoption and effective date of Amendment. The Document Provider, on behalf of the Employer, hereby adopts this Amendment to the Employer’s Plan. Except as otherwise specified in this Amendment, this Amendment is effective (“the Effective Date”) on the first day of the first Plan Year beginning after December 31, 2018, or as soon as administratively feasible thereafter, and in no event later than January 1,

2020. If the Plan, prior to this Amendment, does not provide for hardship distributions, then this Amendment will be void and of no effect.

1.2

Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment. Except as otherwise provided in this Amendment, terms defined in the Plan will have the same meaning in this Amendment.

1.3

Construction. Except as otherwise provided in this Amendment, any "Section" reference in this Amendment refers only to this Amendment and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to the Plan article, section, or other numbering designations.

1.4

Effect of restatement of Plan. If the Employer restates the Plan using the Document Provider’s pre-approved plan based on The Cumulative List of Changes in Plan Qualification Requirements for Pre-approved Defined Contribution Plans for 2017 (Notice 2017-37) or any earlier Cumulative List, then this Amendment shall remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates these provisions).

1.5	Adoption by Document Provider. The Document Provider hereby adopts this Amendment on behalf of all of the Document Provider’s plans adopted by its adopting employers. The adoption by the Document

Provider becomes applicable with respect to an Employer’s Plan on the Effective Date (or, if later, the Effective Date of the Plan), unless the Employer individually adopts this Amendment, or an alternative amendment, prior to the expiration of the remedial amendment period relating to this Amendment.

ARTICLE II ELECTIONS

Instructions: Complete the elections at Sections 2.1 and 2.2. Unless this Amendment is signed by the Employer, the default elections in Section 2.3 will apply. If the Employer is satisfied with those defaults and the Document Provider’s elections in Sections 2.1 and 2.2, the Employer does not need to execute this Amendment. Otherwise, the Employer must complete the elections at Sections 2.1 and 2.2, may complete one or more of Sections 2.4 through

2.7 in order to override the default elections in Amendment Section 2.3, and must execute the amendment.

1.1

Termination of deferral suspension. Hardship distributions made on or after the Effective Date will not trigger a suspension of Elective Deferrals, pursuant to Section 3.1(c). If a Participant received a hardship distribution before the Effective Date, and therefore Elective Deferrals were suspended, will the Participant be able to resume deferrals as soon as practical after the Effective Date?

a.	[ ]YES. Beginning on the Effective Date, Elective Deferrals will not be suspended on account of a hardship distribution, regardless of the date of the distribution.
b.	[X]NO. The Participant’s suspension of Elective Deferrals begun before the Effective Date will continue as originally scheduled.

1.2	Expansion of sources available for a hardship distribution. Pursuant to Amendment Section 3.2, are QNECs and QMACs available for hardship distributions?

a.	[X]YES. QNECs and QMACs are available for hardship distributions.
b.	[ ]NO. QNECs and QMACs are not available for hardship distributions.

1.3	Default Provisions. The following provisions apply except to the extent the Employer makes a different election in one or more of Sections 2.4 through 2.7 and executes the Amendment.

a.	After the Effective Date, Participants do not need to take plan loans before taking hardship distributions.
b.	After the Effective Date, earnings on Elective Deferrals may be withdrawn on account of a hardship.
c.

Hardship needs include residential casualty losses (without regard to whether the casualty was in a federally declared disaster area) and Disaster Losses, effective January 1, 2018 or as soon as practical thereafter.

d.	The Effective Date is the first day of the first Plan Year beginning after December 31, 2019, or as soon as administratively feasible thereafter, and in no event later than January 1, 2020.

Skip Sections 2.4 through 2.7 if you accept the default provisions listed in Section 2.3. Any entry in Sections

1.4	through 2.7 will override those defaults.

1.4	Loan Requirement. The provisions of Amendment Section 3.1(b), requiring recipients of hardship distributions to take available nontaxable loans, will NOT apply unless selected below:

a.	[ ]Amendment Section 3.1(b) APPLIES (i.e., Participants are required to obtain a Plan loan) indefinitely, unless and until the Plan is further amended.

1.5	Expansion of sources available for a hardship distribution. Earnings on amounts attributable to Elective Deferrals are available for hardship distribution, unless selected below:

a.	[ ]Earnings on amounts attributable to Elective Deferrals are NOT available for hardship distributions.

1.6

Hardship needs/events. The provisions of Amendment Sections 3.3 (relating to residential casualty losses) and 3.4 (relating to Disaster Losses) apply as of January 1, 2018, or as soon as practical thereafter, unless otherwise elected below.

a.	[ ]Amendment Section 3.3 will NOT apply (and so casualty losses are limited to federally declared disasters, pursuant to Code §165(h)).
b.	[ ]Amendment Section 3.4 will NOT apply (and so the Plan will not make hardship distributions on account of Disaster Losses).

1.7

Effective Dates. Unless otherwise selected below, the Effective Date is the first day of the first Plan Year beginning after December 31, 2018, or as soon as administratively feasible thereafter, and in no event later than January 1, 2020. Except as otherwise specified in this Amendment, all provisions are effective on the Effective Date.

a.	[X]Other general Effective Date: March 7, 2019 (may not be earlier than the first day of the first Plan Year beginning on or after January 1, 2019 or after January 1, 2020).
b.	[ ]Special Effective Date for Amendment Section 2.2a: [Enter a special effective date, no sooner than the first day of the 2019 Plan Year.]
c.	[ ]Special Effective Date for Amendment Section 2.3a: [Enter a special effective date, no sooner than the first day of the 2019 Plan Year.]
d.	[ ]Special Effective Date for Section 2.3b: . [Enter a special effective date no sooner than the first day of the 2019 Plan Year.]

e.	[ ]Special Effective Date for Amendment Section 2.3c: [Enter a special effective date for the expansion of hardship needs/events, no sooner than January 1, 2018.]

ARTICLE III DISTRIBUTION BASED ON HARDSHIP

1.1	Modification of hardship necessity provisions.

a.

The Necessity Provisions of the Plan are repealed. Except as otherwise provided in this Section 3.1, the Plan will not make a hardship distribution to a Participant unless the Participant has obtained all other currently available distributions (including distributions of ESOP dividends under section Code §404(k), but not hardship distributions) under the plan and all other plans of deferred compensation, whether qualified or nonqualified, maintained by the Employer. In addition, for a distribution that is made on or after January 1, 2020 (or such earlier date as the Plan Administrator has implemented the procedure), the Participant must certify (in writing, by an electronic medium as defined in Treas. Reg. §1.401(a)-21(e)(3)), or in such other form as authorized in IRS guidance) that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need.

b.

If and only if elected in Amendment Section 2.4, before a hardship distribution may be made, a Participant must obtain all nontaxable loans (determined at the time a loan is made) available under the plan and all other plans maintained by the Employer.

c.

The Plan will not suspend the Participant from making Elective Deferrals on account of receipt of a hardship distribution. This provision will apply to hardship distributions made after the Effective Date. Under Amendment Section 2.1, it may also apply, as of the Effective Date, to certain suspensions of Elective Deferrals on account of receipt of a hardship distribution prior to the Effective Date.

1.2

Modification of amounts that may be withdrawn on account of a hardship. Except as otherwise elected in Amendment Sections 2.2 and 2.5, earnings on Elective Deferrals, QNECs, and QMACs (and the earnings thereon) may be withdrawn on account of a hardship. The hardship provisions set forth in the Plan, except as modified by this Amendment, continue to apply.

1.3

Residential casualty loss. Except as otherwise provided in Amendment Section 2.6, effective January 1, 2018 or as soon as practical thereafter, to the extent the Plan permits hardship distributions for expenses to repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code §165, such amounts will be determined without regard to Code §165(h)(5).

1.4

Disaster loss. If the Plan is a Deemed Need Plan, then except as otherwise provided in Amendment Section 2.6, effective January 1, 2018 or as soon as practical thereafter, the financial needs which can justify a hardship distribution to a Participant are expanded to include Disaster Losses.

ARTICLE IV DEFINITIONS

1.1

Suspensions of Elective Deferrals. Any reference to suspension of Elective Deferrals means and includes a suspension of Elective Deferrals and/or Employee Contributions to this Plan or any other qualified plan, a 403(b) plan, or an eligible governmental plan (described in Treas. Reg. §1.457-2(f)) of the Employer.

1.2

QNECs. A “QNEC” is a Qualified Nonelective Contribution, described in Code §401(m)(4)(C) or a safe harbor nonelective contribution described in Code §401(k)(12)(C). For purposes of this Amendment only, a QACA nonelective contribution described in Code §401(k)(13)(D)(i)(II) will also be treated as though it were a QNEC.

1.3

QMACs. A “QMAC” is a Qualified Matching Contribution, described in Code §401(d)(3)(D)(ii)(I), or a safe harbor matching contribution described in Code §401(k)(12)(B). For purposes of this Amendment only, a

QACA matching contribution described in Code §401(k)(13)(D)(i)(I) will also be treated as though it were a QMAC.

1.4

Necessity Provisions. The “Necessity Provisions” of the Plan are those provisions which implement the provisions of Treas. Reg. §1.401(k)-1(d)(3)(iv)(B), (C), (D), and (E), as in effect April 1, 2019. These provisions may either reflect the safe harbor “deemed necessary” standards of subparagraph (E) of that regulation, or the non-safe harbor “no alternative means” standards of subparagraphs (B), (C), and (D) of that regulation.

1.5

Deemed Need Plan. The Plan is a “Deemed Need Plan” to the extent the Plan limits eligibility for a hardship distribution to the deemed immediate and heavy financial needs described in Treas. Reg. §1.401(k)- 1(d)(3)(iii)(B), as in effect April 1, 2019.

1.6

Disaster Losses. Disaster Losses are expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub. L. 100-707, provided that the

Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

1.7

Document Provider. The Document Provider means the Sponsor of a Prototype Plan or VS Practitioner of a Volume Submitter Plan as defined in Rev. Proc. 2015-36, or the Provider of a Pre-approved Plan, as defined in Rev. Proc. 2017-41. References to the Document Provider’s plans or to pre-approved plans refer to the Prototype Plans, Volume Submitter Plans, and/or Pre-approved Plans sponsored by the Document Provider for use by adopting employers, as the case may be.

Sponsor's signature and Adoption Date are on file with Sponsor.

(signature and date) Sponsor/Practitioner Name: Wells Fargo Bank, N.A.

NOTE: The Employer only needs to execute this Amendment if an election has been made in one or more of Sections 2.4 through 2.7, or the Employer has made a different selection from the Document Provider’s selection in Sections 2.1 or 2.2.

This Amendment has been executed this 23rd day of December, 2019.

 Name of Plan: Penske Automotive Group 401(k) Savings and Retirement Plan

Name of Employer: Penske Automotive Group, Inc.

Account Number: 00000UAG

By:   /s/ Anthony Pordon

      EMPLOYER